UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2011

PACIFIC SUNWEAR OF CALIFORNIA, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA	92806-2101
(Address of principal executive offices)	(Zip Code)

(714) 414-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐     Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐     Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Senior Secured Revolving Credit Facility

On December 7, 2011, Pacific Sunwear of California, Inc. (the “Company”) entered into a credit facility with Wells Fargo Bank, N.A., as Administrative Agent, and a syndicate of lenders (the “New Revolving Credit Facility”). The New Revolving Credit Facility provides for a secured revolving line of credit of up to $100 million. Extensions of credit under the New Revolving Credit Facility are also limited to a borrowing base consisting of specified percentages of eligible categories of assets. The New Revolving Credit Facility is available for direct borrowing and, subject to borrowing base availability, up to $100 million of the New Revolving Credit Facility also is available for the issuance of letters of credit and up to $12.5 million is available for swing line loans. The New Revolving Credit Facility is scheduled to mature on December 7, 2016.

The New Revolving Credit Facility is guaranteed by each of the Company’s direct subsidiaries and will be guaranteed by any future domestic subsidiaries of the Company. The New Revolving Credit Facility is secured by liens and security interests with (a) first priority in the current and certain related assets of the Company and certain subsidiary guarantors including accounts, inventory, cash, cash equivalents, deposit accounts, securities accounts, credit card receivables, and books, records and documents related thereto and the proceeds of all the foregoing and (b) second priority in all assets and properties of the Company and certain of the subsidiary guarantors not constituting priority collateral under the New Revolving Credit Facility as determined by the terms of an intercreditor agreement, dated December 7, 2011 (“Revolving Priority Collateral”). The Security Agreement and Guarantees, dated as of December 7, 2011, are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

The New Revolving Credit Facility replaces a $150 million secured Credit Agreement, dated as of April 29, 2008, by and between the Company and JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Branch Banking & Trust Company, U.S. Bank National Association and Wells Fargo Retail Finance LLC, as Co-Documentation Agents, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers, and a syndicate of other lenders, and a syndicate of other lenders (the “Prior Revolving Credit Facility”) (as filed as an exhibit to the Company’s Current Report on Form 8-K on April 29, 2008). The Prior Revolving Credit Facility, which was scheduled to mature on April 29, 2013, was terminated concurrently with the execution of the New Revolving Credit Facility, except for those reimbursement and indemnity provisions in the Prior Credit Facility which by their terms expressly survive the repayment of the Company’s obligations thereunder. Borrowings under the New Revolving Credit Facility bear interest at a floating rate which, at the Company’s option, may be determined by reference to a LIBOR Rate or a Base Rate (as those terms are defined in the New Revolving Credit Facility). The New Revolving Credit Facility has a letter of credit subfacility and Letters of Credit also bear interest at the Applicable Margin plus a letter of credit fee, depending on the whether the letter of credit is a Commercial or a Standby

Letter of Credit and on the level of excess availability. The Applicable Margin and letter of credit fee pricing for the New Revolving Credit Facility usage is set forth below:

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin	Commercial Letter of Credit Fee	Standby Letter of Credit Fee
I	<$35,000,000	2.00%	1.00%	1.000%	2.00%
II	> $35,000,000 and <$75,000,000	1.75%	0.75%	0.875%	1.75%
III	> $75,000,000	1.50%	0.50%	0.750%	1.50%

Under the New Revolving Credit Facility, the Company pays a commitment fee on the undrawn amount of 25 basis points per annum and in connection with the execution of the New Revolving Credit Facility, the Company paid a one-time closing fee of $500,000.

The New Revolving Credit Facility also contains covenants that, subject to specified exceptions, restrict the Company’s ability to, among other things:

•	incur additional indebtedness;

•	incur liens;

•	merge with or acquire other companies, liquidate or dissolve;

•	sell, transfer, lease or dispose of assets;

•	make loans, investments or guarantees;

•	make specified payments with respect to equity interests;

•	make specified payments with respect to other indebtedness;

•	engage in transactions with affiliates; and

•	enter into certain restrictive agreements.

Upon the occurrence of an event of default under the New Revolving Credit Facility, the lenders may cease making loans, terminate the New Revolving Credit Facility and declare all amounts outstanding to be immediately due and payable. The New Revolving Credit Facility specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, the failure to make timely principal and interest payments or to satisfy certain covenants contained therein, including the financial covenants described above.

In addition to refinancing existing indebtedness under the Prior Credit Facility as described above, the proceeds of the New Credit Facility will be used for capital expenditures, to finance the acquisition of working capital assets, and for other general corporate purposes.

Term Loan Credit Agreement and Stock Purchase and Investors Rights Agreement

On December 7, 2011, the Company entered into a $60.0 million term loan credit agreement with an affiliate of Golden Gate Private Equity, Inc. (“GGC”) (the “Term Loan Agreement”), and a Stock Purchase and Investors Rights Agreement for the purchase of 1,000 shares of the Company’s Convertible Series B Preferred Stock, par value $0.01 (the “Stock Purchase Agreement”). The loans under the Term Loan Agreement (the “Term Loans”) were advanced to the Company on the closing date of the Term Loan Agreement.

The Term Loans bear interest initially at an interest rate equal to 5.5% per annum in cash, due and payable quarterly in arrears, and 7.5% per annum, due and payable in kind (“PIK”) annually in arrears, with adjustments to the cash and PIK portions of the interest rate in accordance with the Term Loan Agreement, following principal repayments. The Term Loans are scheduled to mature on December 7, 2016.

The Term Loan Agreement is guaranteed by each of the Company’s subsidiaries and will be guaranteed by any future subsidiaries of the Company. The Term Loan Agreement is secured by liens and security interests with (a) a first priority security interest in all long term assets of the Company and Pacific Sunwear Stores Corp. and all other assets not constituting priority collateral under the New Revolving Credit Facility, (b) a first priority pledge of the equity interests of Miraloma Borrower Corporation, and (c) a second priority security interest in all assets of the Company and Pacific Sunwear Stores Corp. constituting Revolving Credit Priority Collateral. The Security Agreement and Guarantees of the Term Loan Agreement are filed as Exhibits hereto, and incorporated herein by reference into this Item 1.01.

The Term Loan Agreement also contains covenants substantially identical to those in the New Revolving Credit Facility.

Upon the occurrence of an event of default under the Term Loan Agreement, the lenders may declare the unpaid principal and interest amount of all outstanding loans to be immediately due and payable. The Term Loan Agreement specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, the failure to make timely principal and interest payments or to satisfy certain covenants contained therein.

The proceeds of the Term Loan Agreement will be used for debt repayment, capital expenditures, to finance the acquisition of working capital assets, and for other general corporate purposes.

Concurrently with and as a condition to entering into the Term Loan Agreement, the Company also entered into the Stock Purchase Agreement with an affiliate of GGC (the “Series B Holder”). Pursuant to the Stock Purchase Agreement, the Company issued 1,000 shares of Convertible Series B Preferred Stock of the Company, par value $0.01 (the “Series B Preferred”) to the Series B Holder, an accredited investor, at an aggregate offering price of $100,000. Each share of Series B Preferred is convertible at any time on or prior to December 7, 2021 into common stock (“Common Shares”) of the Company at an initial conversion rate of 13,473.537. The common stock underlying the Series B Preferred represents 19.99% of the Company’s outstanding common stock as of December 7, 2011, and 16.67% on a fully-diluted basis. The Series B Preferred are convertible into shares of the Company’s common stock at an initial exercise price of $1.75 per share of underlying common stock converted into. As set out in the Certificate of Determination of Preferences of Convertible Series B Preferred Stock of the Company filed with this current report on Form 8-K, the shares of Series B Preferred have voting rights and other rights upon liquidation. The Series B Holder and certain permitted transferees of the Series B Holder are entitled to customary registration rights with respect to the common stock underlying the Series B Preferred. The issuance and sale of the Series B Preferred did not involve a public offering and did not include any form of general solicitation or general advertising.

The Stock Purchase Agreement, and Certificate of Determination of Preferences of Convertible Series B Preferred Stock of the Company are attached as exhibits to this Current Report and are incorporated by reference into this Item 1.01.

Rights Plan

The information set forth in Item 3.03 below is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement

The information about the Prior Revolving Credit Facility set forth in Item 1.01 under the heading “Senior Secured Revolving Credit Facility,” is incorporated by reference into this Item 1.02.

Item 2.02 Results of Operations and Financial Condition

On December 7, 2011, the Company announced financial results for the third quarter of fiscal year 2011 ended October 30, 2011. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information about the New Revolving Credit Facility set forth in Item 1.01 under the heading “Senior Secured Revolving Credit Facility” and about the Term Loan Agreement set forth in Item 1.01 under the heading “Term Loan Credit Agreement and Stock Purchase and Investors Rights Agreement”, are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information about the Series B Preferred set forth in Item 1.01 under the heading “Term Loan Credit Agreement and Stock Purchase and Investor Rights Agreement” is incorporated by reference into this Item 3.02. The issuance and sale of the Series B Preferred were conducted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the Series B Preferred nor the underlying common stock of the Company issuable upon conversion of the Series B Preferred have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03 Material Modification to Rights of Security Holders.

On December 5, 2011 the Board of Directors of the Company approved the declaration of a dividend of one right (a “Right”), payable upon certification by the NASDAQ Global Select Market (the “NASDAQ”) to the Securities and Exchange Commission that the Rights have been approved for listing and registration, for each outstanding Common Share, par value $0.01 per share, of the Company held of record at the close of business on December 12, 2011, (the “Record Time”), or issued thereafter and prior to the Separation Time (as hereinafter defined) and thereafter pursuant to options and convertible securities outstanding at the Separation Time subject to the issuance of a Shareholder Protection Rights Agreement. The Rights will be issued pursuant to a Shareholder Protection Rights Agreement, dated as of December 7, 2011, (the “Rights Agreement”), between the Company and Computershare Limited, as Rights Agent (the “Rights Agent”). Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (“Participating Preferred Stock”), for $4.50 (the “Exercise Price”), subject to adjustment.

The Rights will be evidenced by the Common Share certificates until the close of business on the earlier of (either, the “Separation Time”) (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person, as defined below, and (ii) the time of the first event causing a Flip-in Date (as defined below) to occur; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made. A Flip-in Date will occur on any Stock Acquisition Date (as defined below) or such later date and time as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A Stock Acquisition Date means the earlier of (a) the first date on which the Company announces that a person or group has become an Acquiring Person (as such term is defined in the Rights Agreement) or (b) the date and time on which any Acquiring Person has acquired more than 40% of the Company’s Common Shares (in either case, the “Stock Acquisition Date”). An Acquiring Person is any Person having Beneficial Ownership (as defined in the Rights Agreement) of 15% or more of the outstanding Common Shares, which term shall not include (i) the Company, any wholly-owned subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company, (ii) any person who is the Beneficial Owner of 15% or more of the outstanding Common Shares as of the time of the first public announcement of the Rights Agreement or who shall become the Beneficial Owner of 15% or more of the outstanding Common Shares solely as a result of (A) an acquisition of Common Shares by the Company, (B) the issuance and sale of shares of the Company’s Series B Preferred pursuant to the Stock Purchase Agreement, as well as the issuance of any Common Shares upon conversion of such shares of the Series B Preferred or (C) the exercise or exchange of Rights held by such Person following the occurrence of a Flip-in Date which has not resulted from the acquisition of Beneficial Ownership of Common Shares by such Person or any of such Person’s Affiliates or Associates, until such time as such Person acquires additional Common Shares, other than through a dividend, stock split or reclassification, that, in the aggregate amount to 0. 1% or more of the outstanding Common Shares, (iii) any Person who becomes the Beneficial Owner of 15% or more of the outstanding Common Shares without any plan or intent to seek or affect control of the Company if such Person promptly divests sufficient securities such that such 15% or greater Beneficial Ownership ceases or (iv) any Person who Beneficially Owns Common Shares consisting solely of (A) shares acquired pursuant to the grant or exercise of an option granted by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares owned by such Person and its Affiliates and Associates at the time of such grant and (C) shares, amounting to less than 1% of the outstanding Common Shares, acquired by Affiliates and Associates of such Person after the time of such grant. The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Shares. Common Share certificates issued after the Record Time but prior to the Separation Time shall evidence one Right for each Common Share represented thereby and shall contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing Common Shares outstanding at the Record Time shall also evidence one Right for each Common Share evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Common Shares at the Separation Time.

The Rights will not be exercisable until the Business Day (as defined in the Rights Agreement) following the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on December 7, 2014, (iii) the date on which the Rights are redeemed as described below, and (iv) upon the merger of the Company into another corporation pursuant to an agreement entered into prior to a Stock Acquisition Date (in any such case, the “Expiration Time”).

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Share dividend on, or a subdivision or a combination into a smaller number of, Common Shares, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Shares.

In the event that prior to the Expiration Time a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law, that each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of Common Shares of the Company having an aggregate Market Price (as defined in the Rights Agreement), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding Common Shares, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board of Directors (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of Common Shares equal to the Exchange Ratio.

Whenever the Company shall become obligated, as described in the preceding paragraph, to issue Common Shares upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-hundredth of a share of Participating Preferred Stock for each Common Share so issuable.

In the event that prior to the Expiration Time the Company enters into, consummates or permits to occur a transaction or series of transactions after the time an Acquiring Person has become such in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a binding statutory share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the Company enters into an agreement with respect to such consolidation, merger or statutory share exchange, the Acquiring Person controls the Board of Directors of the Company or is the Beneficial Owner of 90% or more of the outstanding Common Shares and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such merger, consolidation or statutory share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of Common Shares or (B) the Person with whom such transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate thereof or (ii) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert, if, at the time of such sale or transfer of assets or at the time the Company (or any such subsidiary) enters into an agreement with respect to such sale or transfer, the Acquiring Person controls the Board of Directors of the Company (a “Flip-over Transaction or Event”), the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event or the parent corporation thereof (the “Flip-over Entity”), for the benefit of the holders of the Rights, providing, that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement. For purposes of the foregoing description, the term “Acquiring Person” shall include any Acquiring Person and its Affiliates and Associates counted together as a single Person.

The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a price of $0.01 per Right) (the “Redemption Price”), as provided in the Rights Agreement. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Shares, or any existing holder of 15% or more of the Common Shares who shall acquire Common Shares amounting to 0.1% of the outstanding Common Shares (including for this purpose any person or group that comes to hold of 15% or more of the outstanding Common Shares solely as a result of (A) an acquisition of Common Shares by the Company, (B) the issuance and sale of shares of the Series B Preferred pursuant to the Stock Purchase Agreement, as well as the issuance of any Common Shares upon conversion of such shares of the Series B Preferred or (C) the exercise or exchange of Rights held by such person following the occurrence of a Flip-in Date which has not resulted from the acquisition of Common Shares by such person), unless the Rights are first redeemed by the Board of Directors of the Company. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its stockholders because the Rights can be redeemed on or prior to the Flip-in Date, before the consummation of such transaction.

As of December 6, 2011, there were 67,401,389 Common Shares issued and outstanding and 3,978,690 shares reserved for issuance pursuant to employee benefit plans. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have Rights attached.

The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the Certificate of Determination of Preferences of Series A Junior Participating Preferred Stock) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibit thereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2011, the Company’s Board of Directors approved the appointment of Joshua Olshansky and Neale Attenborough to the Board, effective upon the closing of the transactions discussed above in Item 1.01 under the subheading “Term Loan Credit Agreement and Stock Purchase and Investors Rights Agreement.” Mr. Olshansky was designated as a Class I director of the Board, and Mr. Attenborough was designated as a Class III director of the Board. Each will stand for re-election to the Board at the Company’s 2012 Annual Meeting of Shareholders.

Joshua Olshansky, Age 41

Mr. Olshansky is a Managing Director of Golden Gate Capital which he joined in 2002 and where he focuses on the retail, restaurant and consumer products sectors. Prior to joining Golden Gate, Mr. Olshansky held positions at Bain Capital, Bain & Company, Ventro Corporation and Rightorder Inc. Mr. Olshansky serves on the boards of directors of Express, Inc., Zale Corporation, J.Jill, Eddie Bauer, California Pizza Kitchen, Romano’s Macaroni Grill and On the Border Mexican Grill & Cantina. He has an M.B.A. from Harvard Business School and a B.A. from The University of Pennsylvania.

Through his experience, Mr. Olshansky will provide the Board with valuable knowledge and experience in finance and capital structure, strategic planning and leadership of complex organizations, consumer brand strategy and marketing, and board of directors practices of other major companies, including specialty retail companies.

Neale Attenborough, Age 51

Mr. Attenborough is an Operating Partner of Golden Gate Capital, which he joined in 2011 and where he focuses on the retail and consumer products sectors. Prior to joining Golden Gate, Mr. Attenborough was the Chairman and Chief Executive Officer of Orchard Brands. Mr. Attenborough serves on the boards of directors of Zale Corporation, Eddie Bauer, J.Jill, Romano’s Macaroni Grill, On the Border Mexican Grill & Cantina, White Flower Farms, and Questech Metals. He has an M.B.A. from Harvard Business School and a B.A. from The University of Michigan.

Mr. Attenborough will provide the Board with valuable knowledge and experience in strategic planning and leadership of complex organizations, consumer brand strategy and marketing, and board of directors practices of other major companies, including retail companies.

Mr. Olshansky and Mr. Attenborough will receive no compensation, retainers or meeting fees for their services as Board members. The Company will provide the same reimbursement of expenses incurred by each appointee as are provided to other non-employee directors on the Board.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.4	Certificate of Determination of Preferences of Convertible Series B Preferred Stock of the Company.

4.1	Shareholder Protection Rights Agreement, which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the Certificate of Determination of Preferences of Series A Junior Participating Preferred Stock.

10.1	$100,000,000 Credit Agreement, dated as of December 7, 2011, among the Company and Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent, and Swing Line Lender, and Wells Fargo Capital Finance, LLC., as Syndication Agent, Documentation Agent, Sole Lead Arranger and Sole Bookrunner, and between Pacific Sunwear Stores Corp. and Wells Fargo Bank N.A.

10.2	Guaranty, dated as of December 7, 2011, between Miraloma Borrower Corp. and Wells Fargo Bank N.A.

10.3	Security Agreement, dated as of December 7, 2011, among the Company, Pacific Sunwear Stores Corp. and Wells Fargo Bank, N.A.

10.4	$60,000,000 Credit Agreement, dated as of December 7, 2011, among the Company and certain subsidiaries of the Company, as guarantors, and PS Holdings Agency Corp., as Administrative Agent, and the other lenders party thereto.

10.5	Facility Guaranty, dated as of December 7, 2011, between Pacific Sunwear Stores Corp. and PS Holdings Agency Corp.

10.6	Unsecured Guaranty, dated as of December 7, 2011, between Miraloma Borrower Corporation and PS Holdings Agency Corp.

10.7	Security Agreement, dated as of December 7, 2011, among the Company and certain subsidiaries of the Company and PS Holdings Agency Corp.

10.8	Stock Purchase and Investors Rights Agreement, dated as of December 7, 2011, between the Company and PS Holdings of Delaware, LLC –Series A.

10.9	Registration Rights Agreement, dated as of December 7, 2011, between the Company and PS Holdings of Delaware, LLC – Series A.

99.1	Press Release, dated December 7, 2011, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC SUNWEAR OF CALIFORNIA, INC.

By:	/s/ CRAIG E. GOSSELIN
CRAIG E. GOSSELIN
Sr. Vice President and General Counsel

Date: December 8, 2011

Exhibit Index

Exhibit No.	Description

3.4	Certificate of Determination of Preferences of Convertible Series B Preferred Stock of the Company.

4.1	Shareholder Protection Rights Agreement, which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the Certificate of Determination of Preferences of Series A Junior Participating Preferred Stock.

10.1	$100,000,000 Credit Agreement, dated as of December 7, 2011, among the Company and Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent, and Swing Line Lender, and Wells Fargo Capital Finance, LLC., as Syndication Agent, Documentation Agent, Sole Lead Arranger and Sole Bookrunner, and between Pacific Sunwear Stores Corp. and Wells Fargo Bank N.A.

10.2	Guaranty, dated as of December 7, 2011, between Miraloma Borrower Corp. and Wells Fargo Bank N.A.

10.3	Security Agreement, dated as of December 7, 2011, among the Company, Pacific Sunwear Stores Corp. and Wells Fargo Bank, N.A.

10.4	$60,000,000 Credit Agreement, dated as of December 7, 2011, among the Company and certain subsidiaries of the Company, as guarantors, and PS Holdings Agency Corp., as Administrative Agent, and the other lenders party thereto.

10.5	Facility Guaranty, dated as of December 7, 2011, between Pacific Sunwear Stores Corp. and PS Holdings Agency Corp.

10.6	Unsecured Guaranty, dated as of December 7, 2011, between Miraloma Borrower Corporation and PS Holdings Agency Corp.

10.7	Security Agreement, dated as of December 7, 2011, among the Company and certain subsidiaries of the Company and PS Holdings Agency Corp.

10.8	Stock Purchase and Investors Rights Agreement, dated as of December 7, 2011, between the Company and PS Holdings of Delaware, LLC – Series A.

10.9	Registration Rights Agreement, dated as of December 7, 2011, between the Company and PS Holdings of Delaware, LLC – Series A.

99.1	Press Release, dated December 7, 2011, issued by the Company.